EXHIBIT 99.1

Platform Specialty Products Corporation Closes Acquisition of European-Based Agrochemicals Group Agriphar and Syndicated $300 Million Incremental Term Loan B Facility

- The Agriphar transaction is expected to be immediately accretive to Platform's adjusted earnings, pre-synergies

- Agriphar's products and distribution footprint complement previously-announced Chemtura AgroSolutions acquisition on schedule to close next month

- Incremental Term Loan B Facility of $300 million to be used in funding a portion of Agriphar purchase price

MIAMI, Oct. 1, 2014 (GLOBE NEWSWIRE) -- Platform Specialty Products Corporation (NYSE:PAH) ("Platform"), a global specialty chemicals company, announced today that it has closed its previously-announced acquisition of European-based agrochemicals group Agriphar for a purchase price of €300 million.

Daniel H. Leever, Platform's Chief Executive Officer, commented, "We are thrilled to have closed our acquisition of Agriphar and equally as excited to welcome the Agriphar team to the Platform family. This is a key milestone in building out our new agrochemical vertical. We expect to close the Chemtura AgroSolutions transaction shortly, which will further enhance our capabilities and positioning in this attractive segment."

"We are delighted to join the Platform group of companies and excited about opportunities for future growth this combination will create. Platform provides a compelling, long term home from which our company can grow," said Dirk Barrie, President and CEO of Agriphar.

In conjunction with the closing of Agriphar, Platform further announced the closing and funding of an incremental Term Loan B senior debt facility of $300 million, which was used to fund a portion of the Agriphar cash consideration. The facility includes a collateral and guarantor package identical to the existing Term Loan B tranche and is priced at LIBOR +300.

Frank J. Monteiro, Platform's Chief Financial Officer, commented, "We continue to be opportunistic in tapping the debt markets as required to fund our acquisition strategy.  As we move forward, we will maintain a prudent capital structure and ensure that we fund our growth in a way that creates value for our shareholders."

About Agriphar

Agriphar is a European crop protection group with leading product development, registration and distribution capabilities. It provides a wide range of herbicides, fungicides and insecticides across Europe and is supported by a talented team of researchers and regulatory experts. With in-house formulation and packaging capabilities through its facility in Ougree, Belgium and owned-distribution subsidiaries, Agriphar has a strong on the ground presence in Western Europe and has developed a footprint in Central and Latin America.

About Platform

Platform is a global producer of high-technology specialty chemicals and provider of technical services. The business involves the manufacture of a broad range of specialty chemicals, created by blending raw materials, and the incorporation of these chemicals into multi-step technological processes. These specialty chemicals and processes together encompass the products sold in the electronics, metal and plastic plating, graphic arts, offshore oil production, drilling and agricultural industries. More on Platform is available at www.platformspecialtyproducts.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements regarding Platform's ability to close the Chemtura AgroSolutions acquisition, and to successfully integrate and obtain the anticipated results and synergies from its consummated and future acquisitions, including, but not limited to, the Agriphar and Chemtura AgoSolutions acquisitions. Actual results could differ from those projected in any forward-looking statements due to numerous factors, including, among others, market and other general economic conditions and Platform's perception of future availability of equity or debt financing needed to fund its growing business. These forward-looking statements are made as of the date of this press release and are based on management's estimates and assumptions with respect to future events and financial performance. Platform assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ from those projected in such forward-looking statements. A discussion of factors that could cause results to vary is included in Platform's periodic and other reports filed with the Securities and Exchange Commission, including under the heading "Risk Factors" in Platform's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014.

CONTACT: Source/Investor Relations Contact:

         Frank J. Monteiro
         Platform Specialty Products Corporation- CFO
         +1-203-575-5850

         Media Contacts:

         Liz Cohen
         Weber Shandwick
         +1-212-445-8044

         Kelly Gawlik
         Weber Shandwick
         +1-212-445-8368